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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

AccentRx, Inc.
Tampa, Florida

As independent certified public accountants for AccentRx, Inc., we hereby consent to the use in this Form 8-K/A for Chronimed Inc. of our report included herein, which has a date of January 21, 2004, relating to the balance sheet of AccentRx, Inc. as of September 30, 2003 and the related statements of operations, cash flows, and stockholders' equity for the year then ended.

                                               /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
February 18, 2004